UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  August 14, 2007
                                                      --------------------------

                              Citrix Systems, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

               0-27084                                 75-2275152
--------------------------------------------------------------------------------
       (Commission File Number)             (IRS Employer Identification No.)


851 West Cypress Creek Road, Ft. Lauderdale, Florida               33309
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                    (Zip Code)

                                 (954) 267-3000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 Section 1--Registrant's Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

         On August 14, 2007, Citrix Systems, Inc., a Delaware corporation ("Citrix"), PVA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Citrix ("Merger Sub"), and PVA Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Citrix ("LLC"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with XenSource, Inc., a privately held Delaware corporation headquartered in Palo Alto, California ("XenSource"), and John G. Connors, as stockholder representative.

         Pursuant to the Merger Agreement, Citrix proposes to acquire all of the issued and outstanding capital stock of XenSource by means of a merger of XenSource and Merger Sub, with XenSource continuing as the surviving corporation (the "Merger"). Promptly following the Merger, XenSource will merge with and into the LLC, with the LLC to be the final surviving entity. Under the terms of the Merger Agreement, the total consideration pursuant to the Merger is approximately $500 million payable in a combination of cash and Citrix common stock, which includes the assumption of approximately $107 million in unvested stock options upon the closing of the Merger. For purposes of the Merger Agreement, the stock consideration is based on a per share value for Citrix's common stock of $36.18.


         This transaction has been approved by the board of directors of both Citrix and XenSource. The parties to the Merger Agreement currently anticipate completing this transaction in the fourth quarter of 2007, subject to various closing conditions, including regulatory review and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval by the stockholders of XenSource, Citrix becoming current in its periodic reporting obligations and other customary conditions.

         The Sevin Rosen funds, a venture capital firm, is a stockholder in XenSource. Steve Dow, a director of Citrix, is a general partner of the Sevin Rosen funds and does not directly hold any interest in XenSource. Although the Sevin Rosen funds are represented on the Board of Directors of XenSource, Mr. Dow is not a director of XenSource. The Merger will provide a return to all general partners of the firm, including Mr. Dow. Subject to certain assumptions, Citrix currently estimates that the potential allocation to Mr. Dow through the general partner entities of the Sevin Rosen funds related to the Merger is approximately $1.9 million. Mr. Dow has been on the Citrix Board of Directors since 1989 and currently owns 262,352 shares of Citrix common stock. Mr. Dow did not attend the meeting at which the Citrix Board approved the transaction and recused himself from the vote to approve the transaction. Consistent with Citrix's policies and the charter of the Nominating and Corporate Governance Committee of Citrix's Board of Directors, the Merger was reviewed and approved by the Nominating and Corporate Governance Committee. There are no material relationships among Citrix and XenSource or any of their respective affiliates or any of the parties to the Merger Agreement and related agreements, other than in respect of such agreements themselves and as disclosed in this Current Report on Form 8-K.

          The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement.

                    Section 3--Securities and Trading Markets

Item 3.02.    Unregistered Sales of Equity Securities.

         In accordance with the terms of the Merger Agreement and assuming no exercises of XenSource stock options prior to the consummation of the transaction, Citrix will issue to the shareholders of XenSource approximately
5.6 million shares of Citrix common stock on the date of the consummation of the transaction. If certain conditions set forth in the Merger Agreement are satisfied, however, the number of shares to be issued could be increased to approximately 7.9 million shares. These shares are expected to be issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, for the issuance and exchange of securities approved, after a public hearing upon the fairness of the terms and conditions of the exchange, by a state commission authorized by law to grant such approval. Citrix intends to apply for such a public fairness hearing before the Commissioner of the California Department of Corporations, in accordance with Section 25142 of the California Corporate Securities Law of 1968, as amended.

                            Section 7--Regulation FD

Item 7.01.    Regulation FD Disclosure.

         On August 15, 2007, Citrix issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

                  Section 9--Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

       (d)   Exhibits.

             Exhibit No.       Description
             -----------       -----------

                99.1           Press release, dated August 15, 2007, of Citrix
                               Systems, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CITRIX SYSTEMS, INC.

August 15, 2007
                                       By:   /s/David J. Henshall
                                       David J. Henshall
                                       Senior Vice President and Chief Financial
                                       Officer

                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        ------------

99.1               Press release, dated August 15, 2007, of Citrix Systems, Inc.